Exhibit 99.A
News
For Immediate Release

El Paso Corporation Announces Findings of Independent Review

HOUSTON,   TEXAS,  May  3,  2004-El  Paso  Corporation  (NYSE:EP)
announced today the findings of the independent review of the Audit Committee of the company's board of directors concerning revisions to its oil and natural gas reserves.

On February 17, 2004, El Paso announced that its proved oil and natural gas reserves were being revised lower by approximately
1.8 trillion cubic feet of natural gas equivalent (Tcfe). Concurrently, the Audit Committee initiated an independent review to determine the factors that contributed to the revisions. The review has been conducted by independent counsel, Haynes and Boone, LLP, over the last two months. The review was intended to assess the reasons for the revisions, evaluate and make recommendations on any improvements in the internal controls associated with the booking of reserves, and determine if there were any instances of misconduct. The review has included the completion of more than 200 interviews and the review of more than 100,000 documents. While a limited number of interviews and document reviews are still being conducted, the company does not expect that the findings made as of today will change materially. El Paso will provide an update if additional material findings arise with the completion of the review.

The review of Haynes and Boone has found that during the period from the beginning of 1999 through the end of 2003, certain employees used aggressive and, at times, unsupportable methods to book proved reserves. In addition, certain employees provided proved reserve estimates that they knew or should have known were incorrect at the time they were reported.

The independent review confirms El Paso's previous assessment that the financial statements for El Paso Corporation, El Paso CGP Company (EPCGP), and El Paso Production Holding Company
(EPPH) should be restated. As announced earlier, investors should not rely on previously filed reports for these registrants until further notice from the company. The company will discuss with the Securities and Exchange Commission (SEC) its plans for such restatements and will work to file its Form 10-K for 2003 and any required restated financial statements for prior periods as soon as possible. Currently, the company plans to restate the financial statements of El Paso Corporation, EPCGP, and EPPH from 1999 through 2003. The first quarter 2004 Form 10-Qs for these registrants will be delayed pending the filing of the Form 10-Ks.

Independent counsel to the Audit Committee also discussed the roles of current senior executive management in the reserve revisions. Independent counsel advised the Audit Committee that the current senior executive management team of El Paso Corporation did not participate in the inaccurate booking and the resulting overstatement of reserves. Independent counsel also advised the Audit Committee that the process conducted to estimate El Paso's proved reserves at December 31, 2003 was sound and that the reserves the company recently announced were estimated in accordance with applicable guidelines.

"El Paso's board of directors fully accepts the findings of the independent review," said Ronald L. Kuehn, Jr., chairman of the board of El Paso Corporation. "This process is an important milestone for all stakeholders as we take the necessary steps to ensure the integrity of the company's reserve reporting process."

The board of directors is actively working to implement controls and procedures that will ensure the integrity of the company's reserve booking process. The following controls are either in place or are being implemented:
  (1) formation of an internal committee of the company to routinely review the company's oil and natural gas reserves, which will be staffed with appropriate technical, financial reporting, and legal expertise;
  (2) continued use of an independent third-party engineering firm that will be selected by and report annually to the Audit Committee of the board of directors with a subsequent report by the Audit Committee to the full board of directors of the company;
  (3) formation of a centralized reserve reporting function that is separated from the operating divisions and reports directly to the president of Production and Nonregulated Operations;
  (4) revisions in the company's documentation procedures and controls for estimating proved reserves;
  (5) improved training regarding SEC guidelines for booking proved reserves; and
  (6) enhanced internal audit reviews.

In addition, there have been significant changes already implemented in the organization. These changes include the addition of individuals with extensive exploration and production experience, including five new board members and three new members of the company's executive management team. The changes in the company's executive management include the appointment of Doug Foshee as the president and chief executive officer of El Paso Corporation, Lisa Stewart as the president of Production and Nonregulated Operations, and Jeff Sherrick as the senior vice president of the company's production business in charge of the reserve estimation process.

The  company  continues to cooperate with the SEC  and  the  U.S.
Attorney's office on the results of these reviews.

El Paso Corporation provides natural gas and related energy products in a safe, efficient, dependable manner. The company owns North America's largest natural gas pipeline system and one of North America's largest independent natural gas producers. For more information, visit www.elpaso.com.

Note to Editors:
Total proved reserves at December 31, 2003 were estimated to be approximately 2.6 Tcfe. A copy of the company's February 17, 2004 press release can be viewed on its web site at http://www.elpaso.com/press/newsquery.asp?sId=4252. In addition, an audio replay of El Paso's February 17, 2004 webcast along with charts used during that webcast is available at http://www.elpaso.com/investor/presentations.shtm.

Cautionary Statement Regarding Forward-Looking Statements

   This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, any developments arising from additional reviews of the reserve revisions performed internally or by independent counsel to the
Audit Committee; the extent and time periods involved in the restatement of our prior years' financial results; the upcoming discussions with the SEC regarding the company's plan for restatement of prior years' financial results; the potential impact of the restatement of financial results on our access to capital (including borrowings under credit arrangements); the availability of certain information required to complete some alternative forms of restatement associated with the reserve revisions; further changes in reserve estimates based upon internal and third party reserve analyses; uncertainties associated with the outcome of governmental investigations; outcome of litigation including shareholder derivative and class actions related to reserve revisions and restatements; consequences arising from the delay in filing of our periodic reports; and other factors described in the company's (and its affiliates') Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.


El Paso Contacts
Investor and Public Relations
Bruce L. Connery, Vice President
Office:  (713) 420-5855
Fax:     (713) 420-4417

Media Relations
Kim Wallace, Manager
Office:  (713) 420-6330
Fax:     (713) 420-6341